Exhibit 99.1

LETTER OF TRANSMITTAL

Pursuant to the Offer Dated December 31, 2015

by

Provectus Biopharmaceuticals, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 4:00 P.M. EASTERN TIME ON

FEBRUARY 15, 2016 UNLESS THE OFFER IS EARLIER WITHDRAWN OR EXTENDED

Delivery of this Letter of Transmittal or any other documents, securities or amounts payable for early exercise of the tendered Existing Warrants (as defined below) should be made to:

TO:	Broadridge Corporate Issuer Solutions, Inc.

By hand or overnight courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, New York 11717

By mail:* Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, New York 11717-0693

* If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

Wire Instructions:

US Bank

ABA/Routing number: 123000848

International/Swift code: USBKUS44IMT

Bank: U.S. Bank

800 Nicollet Mall

City/State/Country: Minneapolis, MN 55402 United States

Beneficiary Account Name: Broadridge

Account Number: 153910728465

Delivery to an address other than to Broadridge Corporate Issuer Solutions (referred to as the “Depositary” or “Warrant Agent”) will not constitute valid delivery.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS,

CAREFULLY AND MAKE SURE THAT YOU SIGN AND COMPLETE THE FORM.

Ladies and Gentlemen:

The undersigned hereby exercises the below described Existing Warrants (as defined below) of Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s Offer Letter/Prospectus, dated December 31, 2015, and this Letter of Transmittal (which together constitute the “Offer”).

The Board of Directors of the Company has extended the Offer to holders of the Company’s outstanding unregistered warrants to purchase, at a discounted exercise price, an aggregate of 59,861,601 shares of common stock (except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful), which were issued between January 6, 2011 and November 1, 2015 in transactions exempt from registration under the Securities Act of 1933, as amended (the “Existing Warrants”). Such Existing Warrant holders have the opportunity to receive, upon the exercise of such Existing Warrants, new warrants to purchase the same number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $0.85 per share that will expire June 19, 2020 (the “Replacement Warrants”).

The Offer is to temporarily modify the terms of the Existing Warrants so that during the Offer Period (as defined in the Offer Letter/Prospectus), each Warrant holder who tenders Existing Warrants for early exercise (i) may exercise such Existing Warrants at a discounted exercise price of $0.75 per share and (ii) will receive, in addition to the shares of Common Stock purchased upon such exercise of the Existing Warrants, new Replacement Warrants with an exercise price of $0.85 per share.

A holder may tender as few or as many Existing Warrants as the holder elects. The modified Warrant terms are only valid during the Offer Period. The Company will not pay interest on cash tendered for the exercise price of the Existing Warrants regardless of any withdrawal of tendered Existing Warrants during the Offer Period, extension of, or amendment to, the Offer.

EXISTING WARRANTS WHICH ARE NOT TENDERED, OR WHICH ARE TENDERED AND WITHDRAWN IN ACCORDANCE WITH THE PROCEDURES HEREIN, WILL RETAIN THEIR CURRENT TERMS. THE EXISTING WARRANTS HAVE EXERCISE PRICES OF BETWEEN $1.00 AND $3.00 PER SHARE AND EXPIRE BETWEEN JANUARY 6, 2016 AND NOVEMBER 1, 2020.

Subject to and effective upon acceptance for exercise of the Existing Warrants submitted with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby tenders Existing Warrants for early exercise as indicated in Box 1 of this Letter of Transmittal, with the understanding that the Company will issue the undersigned both the number of shares of Common Stock purchased as a result of the Warrant exercise and the Replacement Warrants to purchase an equal number of shares of Common Stock.

Upon the terms and subject to the conditions of the Offer, the Company will accept for exercise Existing Warrants validly tendered. In all cases, Existing Warrants will only be accepted for exercise pursuant to the Offer after timely receipt by the Depositary of certificates for Existing Warrants, a properly completed and duly executed Letter of Transmittal or manually signed photocopy thereof, and a certified bank check or wire transfer of immediately available funds in accordance with the amount of the purchase price of the Common Stock being acquired upon exercise of the Existing Warrants tendered, payable to the Depositary.

The undersigned acknowledges that he, she or it has been advised to consult with their own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby represents and warrants to the Company that:

(a) the undersigned has full power and authority to tender and purchase all of the Common Stock of the Company which may be received upon exercise of the tendered Existing Warrants pursuant to their exercise;

(b) he, she or it has good, marketable and unencumbered title to the tendered Existing Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exercise, sale or transfer, and not subject to any adverse claim;

(c) on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exercise of the Existing Warrants tendered hereby;

(d) the undersigned understands that tenders of Existing Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(e) the undersigned agrees to all of the terms of the Offer.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned hereby: (i) elects to exercise the Existing Warrants described under “Election to Exercise Existing Warrants” below (Box 1); and (ii) agrees to purchase the Common Stock issuable thereunder and is submitting the applicable discounted exercise price (payable to the Depositary by certified check or wire amount), pursuant to the terms and subject to the conditions described in the Offer Letter/Prospectus and this Letter of Transmittal. The undersigned is the registered owner of all such Existing Warrants. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to exercise the Existing Warrants described in Box 1 below and the Company’s receipt of available funds equal to the amount of the applicable discounted exercise price, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Existing Warrants being exercised hereby, waives any and all other rights with respect to such Existing Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Existing Warrants.

The undersigned hereby irrevocably constitutes and appoints the Warrant Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Existing Warrants the undersigned is electing to tender for early exercise, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to: (i) deliver the Existing Warrants the undersigned is electing to tender for early exercise (together with any applicable discounted exercise price being tendered herewith) to the Company or cause ownership of such Existing Warrants to be transferred to, or upon the order of, the Company on the books of the Warrant Agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Company’s Warrant Agent, as the undersigned’s agent, of the Common Stock to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exercise Existing Warrants pursuant to the Offer; and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the exercised Existing Warrants all in accordance with the terms and subject to the conditions of the Offer described in the Offer Letter/Prospectus.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 4), please issue the Common Stock for the exercised Existing Warrants and the Replacement Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 5), please send or cause to be sent the certificates for the Common Stock and the Replacement Warrants (and accompanying documents, as appropriate) to the undersigned at the address shown below under “Issuance Instructions” below (Box 3) or provide the name of the account with the Warrant Agent or at The Depositary Trust Company to which the Common Stock and the Replacement Warrants should be issued.

The undersigned understands that elections to exercise Existing Warrants pursuant to the procedures described in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—General Terms” and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer set forth in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—General Terms,” and subject to the conditions of the Offer set forth in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Extension of Offer Period; Termination; Amendments; Conditions,” subject only to withdrawal of elections to exercise on the terms set forth in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Withdrawal Rights.”

“Expiration Time” means 4:00 p.m., Eastern Time, on February 15, 2016, unless and until the Company, in its sole discretion, withdraws or extends the Offer, in which case the “Expiration Time” means the latest time and date at which the Offer, as withdrawn or extended, expires.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BEFORE COMPLETING THE BOXES.

Delivery of this Letter of Transmittal or any other documents, securities or amounts payable for early exercise of the tendered Existing Warrants to an address, or transmission of instructions to a facsimile number, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before completing any box below. This Letter of Transmittal is to be used only if certificates are to be forwarded herewith (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary).

If you desire to tender Existing Warrants pursuant to the Offer and you cannot deliver your Warrant and all other documents and amounts payable required by this Letter of Transmittal are delivered to the Depositary prior to the Expiration Time, you may tender your Existing Warrants according to the guaranteed delivery procedures set forth in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Procedure for Exercising and Tendering Existing Warrants.”

Delivery of documents to the Company does not constitute delivery to the Depositary.

BOX 1: ELECTION TO EXERCISE EXISTING WARRANTS

Please list the Existing Warrant certificates you elect to exercise:

	Existing Warrant Certificate Numbers (#)	Number of Existing Warrants Represented by Warrant Certificate (#)	Number of Existing Warrants Being Exercised (#)

1)
2)
3)
4)

TOTAL NUMBER OF EXISTING WARRANTS
EXERCISED:

BOX 2: CALCULATION OF EXERCISE PRICE

Please calculate the discounted exercise price of the Existing Warrants you elect to exercise:

Total Number of Existing Warrants Being Exercised (#)		Aggregate Discounted Exercise Price ($)

multiplied by .75 =

The aggregate discounted exercise price above is the total amount that you are required pay to the Depository by certified bank check or wire transfer of immediately available funds.

BOX 3: ISSUANCE INSTRUCTIONS

Please issue the certificates of Provectus Biopharmaceuticals, Inc. Common Stock issuable upon the exercise of the Existing Warrants listed in Box 1 above and the certificates representing the Replacement Warrants to which the undersigned is entitled pursuant to the terms of the Offer to the undersigned as set forth below:

Issue Certificate(s) to:			(Please Print)

Name:

Address:

City:	State:	Postal Zip Code:

Social Security Number/Federal Tax Identification:

BOX 4: SPECIAL ISSUANCE INSTRUCTIONS

Fill in this section ONLY if certificate(s) of Provectus Biopharmaceuticals, Inc. Common Stock and Replacement Warrant certificates are to be issued in a name OTHER than that of the undersigned whose name appears in Box 3 ABOVE.

Issue Certificate(s) to:			(Please Print)

Name:

Address:

City:	State:	Postal Zip Code:

Social Security Number/Federal Tax Identification:

BOX 5: SPECIAL DELIVERY INSTRUCTIONS

Fill in this section ONLY if certificate(s) of Provectus Biopharmaceuticals, Inc. Common Stock and Replacement Warrant certificates are to be mailed to someone OTHER than the undersigned whose name appears in Box 3 ABOVE, or to the owner at an address other than that shown in Box 4 ABOVE.

Mail Certificate(s) to:		(Please Print)

Name:

Address:

City:	State:	Postal Zip Code:

Social Security Number/Federal Tax Identification:

BOX 6: EXERCISING HOLDER SIGNATURE

Note: The registered owner of the Existing Warrants must complete this section. The registered owner of the Existing Warrants must provide a signature below as his, her or its name appears on the Existing Warrants, or a signature must be provided by person(s) authorized to become registered owner(s) (evidence of which authorization must be transmitted with this Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his, her or its full title below and submit evidence to the Depositary of such person’s authority to act. See Instruction 7.

Name(s) of Registered Owner(s) (Please Print):

Signature(s) of Registered Owner(s):

Dated:

Telephone Number:

If the signature provided above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name(s) of Person(s) Signing:

Capacity of Person(s) Signing:

Address:

Telephone Number:

Tax Identification or Social Security Number:

Guarantee of Signature (If required by Instruction 8)

Authorized Signature:

Name:

Title:

Name of Firm:
(Must be an Eligible Institution as defined in Instruction 8)

Address:

Telephone Number:

Dated:

BOX 7: REPRESENTATION REGARDING OWNED SECURITIES

Please indicate by checkmark all types of securities of the Company owned by the registered owner of the Existing Warrants (other than Existing Warrants tendered for early exercise herewith). If the registered owner of the Existing Warrants does not hold any securities of the Company other than the Existing Warrants tendered for early exercise herewith, check “None.”

Common Stock	☐	None	☐

Existing Warrants for Common Stock	☐

[Instructions follow.]

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Execution and Delivery. This Letter of Transmittal must be properly completed, dated and signed by the registered owner(s) of the Warrant certificate(s) transmitted herewith and mailed or delivered with such Warrant certificate(s) to the Depositary at the following address:

TO:	Broadridge Corporate Issuer Solutions, Inc.

By hand or overnight courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, New York 11717

By mail:* Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, New York 11717-0693

* If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE WARRANT HOLDER, BUT IF DELIVERY IS BY MAIL TO THE ABOVE ADDRESS, REGISTERED OR INSURED MAIL IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Questions and requests for assistance or additional copies of the Letter of Transmittal should be directed to Broadridge Corporate Issuer Solutions at the address indicated above.

Questions and requests for assistance or additional information regarding the Offer should be directed to the attention of Peter R. Culpepper at Provectus Biopharmaceuticals, Inc., via mail at 7327 Oak Ridge Hwy., Suite A, Knoxville, Tennessee 37931; telephone number (866) 594-5999; or e-mail at pete@pvct.com, or to the attention of Summer Kotb at Maxim Group LLC, via mail at 405 Lexington Avenue, 2nd Floor, New York, New York 10174; telephone number (212) 895-3511; or e-mail at skotb@maximgrp.com.

2. Delivery of Letter of Transmittal and Warrant Certificates. This Letter of Transmittal is to be used by registered Warrant holders to exercise the Existing Warrants pursuant to this Offer. To exercise the Warrant, the following documents should be mailed or delivered to the Depositary at the address set forth in Instruction 1 and must be received by the Depositary prior to the expiration of the Offer:

(a) a properly completed and duly executed Letter of Transmittal or photocopy/facsimile thereof, with any required signature guarantees;

(b) certificates for the Existing Warrants being exercised;

(c) discounted payment for the early exercise of the tendered Existing Warrants; and

(d) any other documents required by the Letter of Transmittal.

If Warrant certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

3. Guaranteed Delivery Procedures. If a registered owner of Existing Warrants wants to exercise his, her or its Existing Warrants pursuant to the Offer, but the Warrant certificates are not immediately available or time will not permit all required documents to reach the depositary prior to the Expiration Time, Warrant holders can still tender their Existing Warrants pursuant to the guaranteed delivery procedure set forth in the Offer Letter/Prospectus, which requires the following:

(a) the tender must be made by or through an “Eligible Institution” (as defined in Instruction 8);

(b) the Depositary must receive by hand, mail, overnight courier or facsimile transmission, prior to the expiration of the Offer Period, a properly completed and duly executed Notice of Guaranteed Delivery in the form the Company has provided with this document, with signatures guaranteed by an Eligible Institution, accompanied by proper payment for the early exercise of tendered Existing Warrants; and

(c) the Depositary must receive, within three (3) NYSE MKT trading days after the date of its receipt of the Notice of Guaranteed Delivery, as provided in the Offer Letter/Prospectus:

(i) the certificates for all tendered Existing Warrants, and

(ii) a properly completed and duly executed Letter of Transmittal or photocopy/facsimile thereof, and

(iii) any other required documents.

Except as specifically permitted by the Offer Letter/Prospectus, no alternative or contingent exercises will be accepted.

4. Inadequate Space. If the space provided in Box 1 “Election to Exercise Existing Warrants” is inadequate, the Warrant certificate numbers, numbers of shares and number of shares being exercised should be listed on a separate, signed schedule and attached to the Letter of Transmittal.

5. Existing Warrants Exercised. Warrant holders who choose to participate in the Offer may exercise some or all of such holder’s Existing Warrants pursuant to the terms of the Offer.

6. Special Issuance and Special Delivery Instructions (Boxes 4 and 5). Indicate the name and address to which the new common stock certificate(s) and Replacement Warrant certificate(s) are to be sent, if different from the name and address of the person(s) signing this Letter of Transmittal. If either of these boxes are completed, your Letter of Transmittal must be guaranteed by an Eligible Institution in the “Guarantee of Signature” portion of Box 6. See Instruction 8 below.

7. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered owner(s) of the Warrant certificate(s) transmitted herewith, the signature(s) must correspond with the name(s) as written on the face of the Warrant certificate(s) without alteration, enlargement or any change whatsoever.

If the transmitted Warrant certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Existing Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies/facsimiles thereof) as there are different registrations of certificates.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other individual acting in a fiduciary or representative capacity on behalf of the registered owner, such person should so indicate when signing, and proper evidence of their authority so to act must be submitted to the Depositary along with this Letter of Transmittal.

When this Letter of Transmittal is signed by the registered owner(s) of the Warrant certificate(s) transmitted herewith, no endorsements of Warrant certificate(s) or separate stock power(s) are required.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Warrant certificates listed in Box 1, or if the shares of Provectus Biopharmaceuticals, Inc. Common Stock to be issued upon exercise of the tendered Existing Warrants and the Replacement Warrants are to be issued in a name or mailed to an address other than the registered owner(s) of the Warrant certificate(s) transmitted herewith, the Warrant certificate(s) must be properly endorsed or accompanied by appropriate stock power(s), in either case signed EXACTLY AS THE NAME(S) of the registered owner(s) appears on the Warrant certificate(s). Signatures on Warrant certificate(s) or separate stock power(s) required by this paragraph must be guaranteed by an Eligible Institution in the “Guarantee of Signature” portion of Box 6. See Instruction 8 below.

If the Warrant certificate(s) or stock power(s) are signed by trustees, executors, administrators, guardians, attorney-in-facts, officers of a corporation or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence of their authority so to act must be submitted to the Depositary along with this Letter of Transmittal.

8. Guarantee of Signatures on Letter of Transmittal or Certificates. No signature guarantee is required if:

(a) this Letter of Transmittal is signed by the registered owner of the Existing Warrants exactly as the name of the registered owner appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions”; or

(b) such Existing Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”); or

(c) the holders of such Existing Warrants reside outside of the U.S. and are not otherwise tendering the Existing Warrants in the U.S.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal.

9. Lost Warrant Certificate(s). Please contact the Depositary at TO: Broadridge Corporate Issuer Solutions, Inc.

By hand or overnight courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, New York 11717

By mail:* Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, New York 11717-0693

* If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

if you cannot locate your Warrant certificate(s).

10. Irregularities. All questions as to the number of Existing Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Existing Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of Existing Warrants it determines not to be in proper form or to reject those Existing Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Existing Warrants, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgments of any court with jurisdiction over the Company. No tender of Existing Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION TIME.